Exhibit 10.9(b)

Amendment No. 1 to

Hennessy Advisors, Inc. 2001 Omnibus Plan

WHEREAS, the Company maintains the Hennessy Advisors, Inc. 2001 Omnibus Plan (the “Plan”);

WHEREAS, pursuant to Section 11.1 of the Plan, the Board of Directors may amend the Plan at any time;

WHEREAS, in connection with the Company’s pending underwritten public offering pursuant to a Form S-1 registration statement filed with the Securities and Exchange Commission (SEC File No. 333-126896) (the “Offering”), the Board desires to amend the Plan to include additional limitations on the number of shares of the Company’s common stock reserved for issuance under the Plan and to limit the number and type of awards that may be granted in fiscal 2006 and 2007.

NOW, THEREFORE, be it resolved that the Plan is hereby amended as follows, effective on the date of, and contingent upon the completion of, the Offering:

1.	The first sentence of Section 4.1 (Number of Shares Available) is amended to read as follows:

The maximum number of Shares which may be issued under the Plan is the lesser of seven hundred thousand (700,000) Shares or twenty-five percent (25%) of all Shares then outstanding, except that the twenty-five percent (25%) limitation shall not invalidate any Awards made prior to a decrease in the number of outstanding Shares even though such Awards have resulted or may result in Shares constituting more than twenty-five percent (25%) of the outstanding Shares being available for issuance under the Plan.

2.	A new Section 4.1A (Restrictions for 2006 and 2007) is added to read in its entirety as follows:

4.1A Restrictions for 2006 and 2007

(a) Notwithstanding any other provision of this Plan, for each of the Company’s 2006 and 2007 fiscal years:

(i) subject to adjustment pursuant to Section 4.3(a), the number of Shares that may be subject to all Awards granted in each such fiscal year shall not exceed 50,000 Shares; and

(ii) a Non-Employee Director is eligible to receive only an annual Award of Restricted Stock, the Fair Market Value of which may not exceed twenty-five thousand dollars ($25,000) as determined on the date of grant, and which must be subject to terms and conditions providing that the restrictions on transferability and risk of forfeiture of the Shares subject to the Award shall lapse at a rate not less than annually over a period of at least three (3) years from the date of grant.